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                                                               Exhibit 10cc(i)
                                                               ---------------

                      AMENDMENTS TO PACIFIC TELESIS GROUP
                         EXECUTIVE LIFE INSURANCE PLAN

RESOLVED that, effective as of the date of separation of PacTel Corporation from the corporation, the Pacific Telesis Group Executive Life Insurance Plan (the "Plan") is hereby revised as follows:

         A. Section G of the Plan is amended by the addition of the following sentence to the end thereof:

              Notwithstanding the foregoing provisions of this Section G, an Executive who immediately after Separation is employed by a member of the PacTel Group shall not be required to make the transfer described in the preceding sentence if the Company transfers its rights or interests in such insurance policy or policies to the PacTel Group not later than 30 days after Separation.

         B. Section J.2 of the Plan is amended by the addition of the following sentence to the end thereof:

              Termination  of  employment  with   the  Company  shall  not  be
              considered an "Approved Retirement" if, immediately after Separation, the employee is employed by a member of the PacTel Group.

         C. Section J of the Plan is amended by adding the following new subsections 8, 9 and 10 at the end thereof:

              8. "PacTel Group" means PacTel Corporation (or its successor) and the PacTel Affiliates immediately after the total and complete separation of PacTel Corporation from Pacific Telesis Group.

              9.    "PacTel   Affiliates"  means  any  subsidiaries  or  other
                    entities that control, are controlled by, or are under common control with PacTel Corporation (or its successor). As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

              10.   "Separation"   means  the   complete  separation   of  the
                    ownership  of  PacTel  Corporation  from  Pacific  Telesis
                    Group.








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and be it

         FURTHER RESOLVED that the officers of this corporation, and any one of them, are authorized and directed, in the name and on behalf of this corporation, to do any and all other acts and things, to make any and all other determinations, and to execute any and all other documents that they deem necessary or advisable to effectuate the purposes or these resolutions.



Board of Directors
Pacific Telesis Group
February 25, 1994











































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